RECISSION AGREEMENT dated as of April 30, 1998, by and between REGENT
GROUP, INC., a Delaware corporation, with an office at 477 Madison Avenue, New York, New York 10022 ("Regent") and UNITED STATES LEAD TESTING & REMOVAL SERVICE, INC., a New York corporation, with an office at 26 Harvard Lane, Hastings-on-Hudson, New York 10706 ("U.S. Lead").

                                  WITNESSETH:

     WHEREAS, on June 30, 1997, Regent and U.S. Lead entered into, and on September 12, 1997 consummated the transactions contemplated by, a Stock Purchase Agreement dated June 30, 1997 by and between Regent and U.S. Lead, as amended on September 12, 1997 and February 12, 1998 (the "Stock Purchase Agreement"); and

     WHEREAS, as result of the parties failure to mutually agree on certain items set forth in the Stock Purchase Agreement and the abandonment of the Dirks Offering, as defined in the Stock Purchase Agreement, Regent and U.S. Lead desire to enter into this Agreement in order to rescind the transactions consummated pursuant to the Stock Purchase Agreement on the terms set forth herein; and

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Recission of Stock Purchase Agreement

          1.1 Exchange. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements set forth herein, Regent shall transfer and assign to U.S. lead 21,024,004 shares of common stock of U.S. Lead (the "U.S. Lead Shares") constituting all of the shares of common stock of U.S. Lead which were issued to Regent in connection with the Stock Purchase Agreement. U.S. Lead and Regent acknowledge that Regent has delivered $1,131,100 as payment for U.S. Lead Shares pursuant to the Stock Purchase Agreement. In lieu of receiving cash in the amount of $1,131,100, Regent and U.S. Lead hereby agree that such amount shall be paid to Regent pursuant to the debenture in the form of Exhibit A.

     2.   Representations and Warranties of Regent.

     Regent warrants and represents to and covenants with U.S. lead that:

          2.1 Binding Obligations. This Agreement and any agreement or contract the execution and delivery of which is contemplated in this Agreement, when executed and delivered, will be the valid, binding obligation of Regent enforceable according to its terms or their terms, except as such enforcement may be limited by the laws of bankruptcy or insolvency.

          2.2 Authorizations. No authorization, approval, order, license, permit, franchise or consent of, declaration to, or filing or registration with, any court, governmental authority or any other person or entity which is not a party to this Agreement is required in connection with the execution, delivery and performance of this Agreement by Regent, except filings with the Securities and Exchange Commission, as may be required, which shall be the responsibility of Regent.

          2.3 Good Title. The delivery to U.S. Lead of the instruments of transfer and ownership contemplated by this Agreement will vest good and marketable title to the U.S. Lead

Shares, free and clear of any lien, encumbrance, liability or restriction, except restrictions on transfer under the federal and state securities laws.

     3.   Representations and Warranties of U.S. Lead

     U.S. Lead warrants and represents to and covenants with Regent that:

          3.1 Binding Obligations. This Agreement and any agreement or contract the execution and delivery of which is contemplated in this Agreement, when executed and delivered, will be the valid, binding obligation of U.S. Lead, enforceable according to its terms or their terms, except as such enforcement may be limited by the laws of bankruptcy or insolvency.

          3.2 Authorization. No authorization, approval, order license, permit, franchise or consent of, declaration to, or filing or registration with, any court, governmental authority or any other personal or entity which is not a party to this Agreement is required in connection with the execution, delivery and performance of this Agreement by U.S. Lead.

          4.   Closing

               4.1 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Regent at 477 Madison Avenue, New York, New York 10022 at 10 A.M. on the date hereof.

          5.   Survival of Representations, Warranties, Etc.

          All of the representations, warranties, covenants and agreements made by the parties to this Agreement shall survive the consummation of the transactions contemplated hereby.

          6.   Indemnification.

               6.1 Right to Indemnification. Regent and U.S. Lead each indemnify and hold the other harmless from and against all claims, damage, losses, liabilities, costs and expenses (including, without limitation, settlement costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by the other in connection with:

               (a) Any material breach of any representation or warranty made in this Agreement by the party against whom indemnification is sought; or

               (b) Any material misrepresentation contained in any statement, certificate or schedule to this Agreement furnished by the party against whom indemnification is sought.

               6.2 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify each party from whom indemnification is sought (the Indemnifying Party") of the claim and, when known, the facts constituting the basis for the claim. In the event of any such claim for indemnification results from or is in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount, of the liability arising therefrom. The Indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed, unless suit shall have been instituted against the Indemnified Party and the

Indemnifying Party shall not have taken control of such suit after notification thereof, as provided in Section 6.3 of this Agreement.

               6.3 Defense of Claim. If a claim giving rise to indemnity hereunder results from or arises out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, as its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding, with counsel reasonably satisfactory to the Indemnified Party. the Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and as its own expense. If the Indemnifying party does not assume the defense of any such claim or litigation resulting therefrom within ten (10) days after notice of such claim is given to the Indemnified Party, (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or litigation, or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim or litigation, in a reasonably prudent manner.

          7.   Brokers.

               Regent and U.S. Lead have had no dealings with any broker or finder in connection with this Agreement or the transactions contemplated hereby and no broker, finder or other person is entitled to receive any broker's or finder's fee or similar compensation in connection with any such transaction. Each of the parties agrees to defend, indemnify and hold harmless, in the manner herein provided, the other from, against, for and in respect of any and all losses sustained by the other as a result of any liability or obligation to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such other party with any person or persons whatsoever.

          8.   Miscellaneous.

               8.1 Expenses. Each of the parties hereto shall bear and pay, without any right of reimbursement from any other party, all costs, expenses and fees incurred by it on its behalf incident to the preparation, execution and delivery of this Agreement and the performance of such party's obligations hereunder, whether or not the transactions contemplated by this Agreement are consummated, including, without limitation, any broker's or finder's fees, costs incident to the transfer of any securities and the fees and disbursements of counsel, accountants and consultants (including investment banking advisors) employed by such party.

               8.2 Further Assurances. From time to time after the date of this Agreement, each of the parties hereto, at the request of the other, and without further consideration, shall execute and deliver such further documents or instruments and shall take such other actions as the requesting party many reasonable request in order to effect complete consummation of the transactions contemplated by this Agreement.

               8.3 Notices. any notice permitted, required, or given hereunder shall be in writing and shall be personally delivered; or delivered by any prepaid overnight courier delivery service then in general use; or mailed, registered or certified mail, return receipt requested, to the addresses designated herein or at such other address as may be designated by notice given hereunder:

               If to               Regent Group, Inc.
                                   477 Madison Avenue
                                   New York, NY  10022
                                   Attention: Marvin E. Greenfield, President

               If to U.S. Lead     United States Lead Testing &
                                   Removal Service, Inc.
                                   26 Harvard Lane
                                   Hastings-on-Hudson, New York, 10706

     Delivery shall be deemed made when actually delivered, or if mailed, three days after delivery to a United States Post Office.

               8.4 Entire Agreement. This Agreement, together with the Schedules and Exhibits annexed hereto, sets for the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision on any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

               8.5 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of all the other party.

               8.6 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles. In the event of any litigation arising out of a breach of this Agreement the prevailing party shall be entitled to reasonable attorneys' fees and court costs.

               8.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.8 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the other where the context so indicates.

               8.9 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited but only to the extent necessary to render such provision and this Agreement enforceable.

               8.10 Remedies. The Rememdies hereunder shall be cumulative and not alternatives; the election of one remedy for a breach shall not preclude pursuit of other remedies.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

                                             REGENT GROUP, INC.

                                             By:  /s/ MARVIN E. GREENFIELD
                                                  -----------------------------
                                                  Name:  Marvin E. Greenfield
                                                  Title:



                                             UNITED STATES LEAD TESTING &
                                             REMOVAL SERVICE, INC.

                                             By:  /s/ MARK MITCHELL
                                                  -----------------------------
                                                  Name:  Mark Mitchell
                                                  Title: Pres./CEO

                                   EXHIBIT A

                                   DEBENTURE

     THESE SECURITIES AND THE SHARES ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

No.______                                                           $1,131,100

               UNITED STATES LEAD TESTING & REMOVAL SERVICE, INC.

                 8% CONVERTIBLE DEBENTURE DUE October 30, 1999.

      FOR VALUE RECEIVED, United States Lead Testing & Removal Service, Inc. (the "Company") promises to pay to Regent Group, Inc. (the "Holder"), the principal sum of One Million One Hundred Thirty-One Thousand One Hundred ($1,131,100) Dollars on October 30, 1999 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears upon the earlier of the Conversion Date, as defined below or the Maturity Date at the rate of 8% per annum accruing from the date hereof. Accrual of interest shall commence on the first such business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for.

          This Debenture is subject to the following additional provisions:

     1. Transfer. This Debenture has been issued subject to investment representations of the original holder hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws.

     2. Conversion Privilege. Commencing 150 days from the date hereof, the Holder of this Debenture is entitled, at its option, to convert at any time, the principal amount of this Debenture together with the accrued interest thereon at a conversion price for each share of common stock of the Company, $.001 par value (the "Common Stock") equal to $0.06447052 per share (the "Conversion Price"). Conversion shall be effectuated by surrendering the Debenture to be converted to the Company with the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Holder, be paid in cash or shares of Common Stock upon conversion at the Conversion Price. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the Conversion Notice duly executed, to the Company. Facsimile delivery of the Conversion notice shall be accepted by the Company. Certificates representing shares of Common Stock upon conversion will be delivered within five (5) business days from the Conversion Date.

     3. Absolute and Unconditional Obligation. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein proscribed provided, however, the Company may prepay this Debenture in whole or in part at any time as provided in paragraph 4. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     4. Usury. Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under the Debenture exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under governing law and any amounts collected in excess of the permissible amount shall be deemed a payment of principal. To the extent that such excess amount exceeds the aggregate principal amount of this Debenture, such excess shall be returned with reasonable promptness by the holder to the Company.

     5. Merger or Consolidation. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidated or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Conversion Notice to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

     6. Acquisition for Investment. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities. The shares of Common Stock issuable upon the conversion of the Debenture shall bear the following legend:

     THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES MAY NOT BE PLEDGED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN 24 MONTHS OF THE DATE HEREOF (EXCEPT TO THE HOLDER'S STOCKHOLDERS).

     7. Operation. The Company shall not, without the prior written consent of the Holder:

     a. amend its Certificate of Incorporation or By-laws or merge (except to change the provision for stockholders' meetings to extend the notice period to 120 days) with or into or consolidate with any other person, or change or agree to rearrange in any manner the character of the business of the Company;

     b. issue, sell or purchase options or rights to subscribe to, or enter into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests, except in connection with an offering of 200,000 shares of common stock and warrants to purchase 200,000 shares of common stock;

     c. enter into, amend or terminate any (i) employment agreement or collective bargaining agreement, (ii) adopt, enter into or amend any arrangement which is, or would be, an employee benefit plan or (iii) make any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalences thereunder;

     d. issue any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guarantee any indebtedness for borrowed money or any capitalized lease obligation;

     e. declare, set aside or pay any dividends or declared or make any other distributions of any kind to the shareholders, or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

     f. knowingly waive any right of material value to the business of the Company;

     g. make any change in its accounting methods or practices or make any changes in depreciation or amortization policies or rates adopted by it or make any material write-down of inventory or material write-off as uncollectible of accounts receivable;

     h. make any wage or salary increase or other compensation payable or to become payable or bonus, or increase any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases make in the ordinary course consistent with past practice;

     i. enter into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent, or other representative;

     j. make any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, directors, employees in the ordinary course of business;

     k. except in the ordinary course of business, (i) enter into any lease (as lessor or lessee), (ii) sell, abandon or make any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice; (iii) grant or suffer any lien on any of its assets or properties other than sales of inventory in the ordinary course of business; or (iv) enter into or amend any material contract or other agreement to which it is a party, or by or to which it assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person;

     l. except in the ordinary course of business, incur or assume any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

     m. except for inventory or equipment acquired in the ordinary course of business, make any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

     n. except in the ordinary course of business, pay, directly or indirectly, any of its liabilities before the same become due in accordance with their terms or otherwise than in ordinary course of business, except to obtain the benefit of discounts available for early payment;

     o. except in the ordinary course of business, create, incur or assume any indebtedness for borrowed money, or guarantee any indebtedness for borrowed or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

     p. except in the ordinary course of business, make any capital expenditures or commitments for capital expenditures in an aggregate amount exceeding $5,000;

     q. increase the number of members of the board of directors in excess of seven; or

     r. except in the ordinary course of business, terminate, fail to renew, amend or enter into any contract or other agreement.

     8. Governing Law. This Debenture shall be governed by and constructed in accordance with the laws of the State of New York.

     9. evens of Default. The following shall constitute an "Event of Default":

     a. The Company shall default in payment of principal or interest on this Debenture; or

     b. The Company fails to issue shares of Common Stock to the Holder and any such failure shall continue uncured for ten (10) business days after written notice;

     c. The Company fails to comply with any other provision of this Debenture or fails to cure such failure within ten (10) days of the written notice.

     d. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     e. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

     f. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of all or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

     g. Any money judgement, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,00) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposes sale thereunder; or

     h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceedings.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     10. Interest Rate upon event of Default. Upon an Event of Default, the interest rate hereunder shall increase from 8% to 13% per annum.

     11. No Voting Rights. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: Oct. 30, 1998

                                              UNITED STATES LEAD TESTING &
                                              REMOVAL SERVICE, INC.

                                              By: MARK MITCHELL
                                                  -----------------------
                                                     Name:
                                                     Title:  PRES/CEO